FOUNDING COMPANY EXECUTIVE
                             EMPLOYMENT AGREEMENT
                                    (Evins)


      This Employment Agreement (the "Agreement") is by and between Mary Evins (the "Executive") and Evins Personnel Consultants, Inc., a Texas corporation (the "Company") and a wholly-owned subsidiary of Nationwide Staffing, Inc., a Delaware corporation ("Nationwide"), which parties agree as follows:

      1. EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment by the Company, upon the terms and subject to the conditions hereinafter set forth.

      2. DUTIES. The Executive shall serve as the Chairman of the Board of the Company. The Executive will perform the duties attendant to her executive position with the Company under the direction of the Company's Board of Directors (the "Board"). The Executive agrees to (i) devote her full business time and best efforts to the performance of her duties to the Company, (ii) devote her best efforts to promote the success of the Company's business, and
(iii) cooperate fully with the Board in the advancement of the best interests of the Company. The Executive shall faithfully adhere to, execute and fulfill all policies established by the Company from time to time. If the Executive is elected as a director of the Company or as a director or officer of any of its affiliates, the Executive will fulfill her duties as such director or officer without additional compensation.

      3. COMPENSATION. In consideration for the services of the Executive as an executive officer of the Company, unless terminated sooner pursuant to the terms hereof, the Company will pay the Executive an annual salary of $120,000 (the "Salary"), which will be payable in equal periodic installments according to the Company's historical payroll practices.

      Furthermore, during the term of the Executive's employment, the Company shall provide to the Executive group hospitalization, major medical, long-term disability, vacation, life insurance coverages and pension, profit sharing, and other employee benefit plans on substantially the same terms and conditions these benefits are made available to the Company's other executive officers so long as the Executive's physical or mental condition does not make it commercially unreasonable for the Company to provide such benefit(s) (collectively, the "Benefits").

      If and to the extent that any of the insurance programs included within the Benefits can be assumed by Executive upon termination of Executive's employment with the Company, without expense or detriment to the Company or Nationwide, then Executive shall be permitted to assume any of such insurance programs, at the Executive's sole expense.

      4. (A) TERM AND TERMINATION. The term of the Executive's employment pursuant to this Agreement shall commence on the date of the consummation of Nationwide's initial public offering of its common stock (the "IPO") and shall continue until the third anniversary of the IPO (the "Initial Term"), and shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein unless either party gives to the other written notice of termination no fewer than 30 days prior to the expiration of the Initial Term or any renewal term that the party does not wish to extend this Agreement. However, the Executive's employment as an executive officer pursuant to this Agreement shall also terminate earlier in any one of the following ways:

            (i)   upon the death of the Executive;

            (ii) upon the disability of the Executive as established by the expiration of the time periods specified in Section 4 (b) below, then termination may occur at any time thereafter, upon notice from either party to the other;

            (iii) upon three months prior notice of resignation by the Executive to the Company;

            (iv) if such termination is approved by at least 80% of the members of the Board of Directors of Nationwide ("Nationwide Board") (not counting the Executive if the Executive is a member of the Nationwide Board) (an "80% Vote"), upon notice by the Company to the Executive of termination "without cause";

            (v) upon notice by the Company to the Executive of termination "for cause"; or

            (vi) at the Executive's option, upon notice by the Executive to the Company within 90 days following a Constructive Termination.

      (B) DEFINITION OF DISABILITY. For purposes of Section 4(a)(ii), the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the Executive's duties under this Agreement for 120 consecutive days or 180 days during any twelve month period. Whether the Executive is unable to perform her duties will be determined by a medical doctor selected by written agreement of the Company and the Executive upon the request of either party by notice to the other. If the Company and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether the Executive is unable to perform Executive's duties under this Agreement. The determination of the medical doctor selected under this Section 4 will be binding on both parties. The Executive must submit to a reasonable number

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



of examinations by the medical doctor making the determination under this
Section 4, and the Executive hereby authorizes the confidential disclosure and release to the Company (and, if required by the Company's insurance carriers, to such carriers) of such determination and all supporting medical records. If the Executive is not legally competent or is otherwise unable to act, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead under this Section 4, for the purposes of selecting a medical doctor, submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 4. The date on which the medical doctor notifies the Company and the Executive that the Executive is unable to perform Executive's duties under this Agreement shall be the starting date from which such 120- days or 180-days, as the case may be, shall be measured.

      (C) DEFINITION OF TERMINATION FOR CAUSE. For purposes of Section 4(a)(v), the Executive's termination "for cause" shall be defined to mean: (i) the Executive's material breach of this Agreement, including, without limitation, her failure to perform her obligations hereunder in a manner reasonably satisfactory, provided that termination under this clause (i) must be approved by an 80% Vote of the Nationwide Board (other than any such failure resulting from incapacity or disability due to physical or mental reasons); (ii) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing a personal benefit in connection with any transaction entered into on behalf of the Company; or (iii) the Executive's fraud or dishonesty with respect to the business or affairs of the Company or if the Executive is convicted of, indicted for (or its procedural equivalent) or pleads nolo contendere or guilty to, any felony (or the equivalent thereof) criminal offense or any civil offense involving fraud or moral turpitude. If the Company determines that "cause" exists, prior to giving notice of termination, the Company will so advise the Executive and provide information supporting such determination.

      (D) DEFINITION OF CONSTRUCTIVE TERMINATION. For purposes of Section 4(a)(vi), the term "Constructive Termination" shall be defined to mean: (i) a material reduction in the Executive's duties and responsibilities without the Executive's consent; (ii) a reduction in or the failure by the Company to pay when due any portion of the Salary, (iii) the Company's material breach of this Agreement, or (iv) without Executive's approval, she is required to relocate out of the metropolitan area of her present residence.

      (E) COMPENSATION IF TERMINATED BY DEATH. If Executive's employment is terminated because of the Executive's death, the Executive will be entitled to receive the portion of the Salary that is due at the end of the calendar month in which her death occurs.

      (F) COMPENSATION IF TERMINATED BY DISABILITY. If the Executive's employment is terminated by either party as a result of the Executive's disability, the Company will pay the Executive the portion of the Salary that is due at the end of the calendar month during which such

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termination is effective and for the lesser of (i) six consecutive months thereafter, or (ii) the period until disability insurance benefits, if any, commence under the disability insurance coverage, if any, furnished by the Company to the Executive.

      (G) COMPENSATION IF TERMINATED BY EXECUTIVE'S RESIGNATION OR FOR CAUSE. If the Company terminates the Executive's employment "for cause" or if the Executive resigns her employment with the Company (other than in accordance with Section 4(a)(vi) following a Constructive Termination), the Executive will be entitled to receive the portion of the Salary that is due through the date such termination is effective.

      (H) COMPENSATION IF TERMINATED WITHOUT CAUSE OR BY CONSTRUCTIVE TERMINATION. In the event the Executive's employment with the Company is terminated by the Company "without cause" or by the Executive within 90 days following a Constructive Termination, the Company will pay the Executive, as the Executive's sole remedy in connection with such termination, a severance payment in an amount equal to two times the annual Salary (the "Severance Payment"). The Severance Payment shall be payable to the Executive in equal monthly payments over a period of 24 months following the date of termination. The Company will also pay the Executive the portion of the Salary that is accrued but unpaid from the last payment date to the date of termination. In addition, the Company shall make, at is sole cost and expense and without any offsets in the amounts owed to the Executive, the insurance premium payments contemplated by COBRA for a period of 18 months after such termination.

      5. ACCRUED BENEFITS. The Executive's accrual of, or participation in plans providing for, Benefits will cease at the effective date of the termination of the Executive's employment and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. Notwithstanding anything herein to the contrary or in any plan, the Executive will not receive, as part of her termination pay pursuant to Section 4, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date of termination.

      6. EFFECT OF TERMINATION ON ANY OPTIONS. Any options to purchase Nationwide stock held by the Executive will automatically and immediately expire if the Executive's employment with the Company is terminated "for cause" or if the Executive voluntarily leaves the employment of the Company. If the Executive's employment with the Company ends for any reason other than termination for cause, voluntary departure or due to death, then any options to purchase Nationwide stock will remain exercisable and will vest and expire in accordance with the terms of the applicable option agreements. If the Executive dies while employed by the Company, then any options to purchase Nationwide stock shall become fully exercisable on the date of her death and shall expire twelve months thereafter.

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      7. CONFIDENTIALITY. The Executive acknowledges that she will have access to confidential information regarding the Company, Nationwide and Nationwide's present and future direct and indirect subsidiaries (collectively the "Nationwide Subsidiaries" and individually a "Nationwide Subsidiary") and their businesses. The Executive agrees that she will not, during or subsequent to her employment, divulge, furnish, or make available to any person (other than with the prior written consent of the Board) any confidential information or plans of the Company, Nationwide or any of the Nationwide Subsidiaries. However, confidential information or plans shall exclude information or plans which: (i) at the time of disclosure already is in the public domain or which, after disclosure, is published or otherwise becomes part of the public domain through no fault of the Executive; or (ii) the Executive can show was not held or acquired, directly or indirectly, from the Company, Nationwide or any of the Nationwide Subsidiaries, or from a third party under an obligation of confidence.

      8. NONCOMPETITION. During the period of the Executive's employment by or with the Company and for two years after termination of the Executive's employment hereunder, so long as the Company is not in breach of its obligations under this Agreement, the Executive will not, for any reason whatsoever (i) engage directly or indirectly, alone or as a shareholder, owner, partner, officer, director, employee, sales representative, or consultant in, of or to any temporary employment, "PEO" or staff leasing, permanent placement, or human resource outsourcing or consulting business or other business activities which are competitive with any business owned or operated or being actively considered to be owned or operated by the Company, Nationwide or any Nationwide Subsidiary prior to the Executive's termination or at the time of such termination (a "Designated Business"), (ii) divert to any competitor of the Company, Nationwide or any Nationwide Subsidiary in a Designated Business any customer of the Company, Nationwide or any Nationwide Subsidiary, (iii) solicit or encourage any officer, employee, or consultant of the Company, Nationwide or any Nationwide Subsidiary to leave its employ for employment by or with any competitor of the Company, Nationwide or any Nationwide Subsidiary in a Designated Business, or
(iv) call upon any prospective acquisition candidate, on the Executive's own behalf or on behalf of any competitor, which candidate was, to the Executive's knowledge, either called upon by the Company, Nationwide or any Nationwide Subsidiary or which the Company, Nationwide or any Nationwide Subsidiary made an acquisition analysis for the purposes of acquiring such entity ("Acquisition Candidate"). If the Company, Nationwide or a Nationwide Subsidiary makes an acquisition analysis of an entity as an Acquisition Candidate, but does not call upon such Acquisition Candidate, then such entity shall cease to be an Acquisition Candidate upon the expiration of 12 months after completion of the acquisition analysis; provided that nothing herein shall limit the covenants and agreements set forth above.

      The parties hereto acknowledge that the Executive's noncompetition obligations hereunder will not preclude the Executive from owning less than 1% of the common stock of any publicly traded corporation conducting business activities in a Designated Business. The Executive will

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
continue to be bound by the provisions of this Section 8 until their expiration and will not be entitled to any compensation from the Company with respect thereto. If at any time the provisions of this Section 8 are determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 8 will be considered divisible and will become and be immediately amended to only such area, duration and scope of activity as will be determined to be reasonable and enforceable by the arbitration panel, court or other body having jurisdiction over the matter; and the Executive agrees that this Section 8 as so amended will be valid and binding as though any invalid or unenforceable provision had not been included herein.

      9. REIMBURSEMENT OF EXPENSES. The Company will reimburse the Executive for all reasonable out-of-pocket costs and expenses incurred by her in connection with her employment hereunder (the "Reimbursable Expenses"). Such Reimbursable Expenses shall include the Executive's out-of-pocket costs and expenses for travel, hotel rooms, business entertainment, long-distance telephone calls, delivery charges, parking fees and copying charges. On or about the last day of each month, the Executive will submit a report to the Company describing in reasonable detail the Reimbursable Expenses to be reimbursed. All such invoices shall include adequate supporting documentation, including receipts where appropriate. All such invoices will be reimbursed by the Company within 30 days of the Company's receipt of the report.

      10. ARBITRATION. Except as otherwise permitted in Section 12, any dispute between the Company and the Executive arising out of or related to this Agreement or breach thereof shall be settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The arbitration shall be conducted by three neutral arbitrators. Any award made by such arbitrators shall be binding and conclusive for all purposes, may include injunctive relief, as well as orders for specific performance, and may be entered as a final judgment in any court of competent jurisdiction. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, parties other than the Company, the Executive and other persons substantially involved in common question of fact or law whose presence is required if complete relief is to be afforded in arbitration. The cost and expenses of such arbitration shall be borne in accordance with the determination of the arbitrators and may include reasonable attorneys' fees. Each party hereby further agrees that service of process may be made upon it by registered or certified mail or personal service at the address provided for herein. The arbitrators will not have the power to alter or amend the terms of this Agreement.

      11. RETURN OF DOCUMENTS. The Executive agrees that all documents, plans, records, financial statements, manuals, lists, computer programs, computer disks, equipment, computers, notes, drawings, models and other materials (whether or not secret or confidential) that she receives, prepares or otherwise acquires during her employment with the Company, and which pertain to the business or affairs of the Company, Nationwide or any of the Nationwide Subsidiaries, are the property of the appropriate company. The Executive will promptly deliver to the Company all

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
originals and all copies of such materials in her possession or under her control without request by the Company, Nationwide, or any Nationwide Subsidiary upon termination of the Executive's employment. In the event of her termination of employment with the Company for whatever reason, the Executive shall produce to the Company for its inspection all such materials then in her possession or under her control.

      12. EQUITABLE RELIEF. In the event of a breach by the Executive of any of the provisions of Sections 7, 8 or 11, the Company shall, in addition to any other rights and remedies existing in its favor, be entitled to receive from any court of law or equity of competent jurisdiction order(s) for specific performance and injunctive or other relief in order to enforce or prevent any violations of the provisions thereof.

      13. SURVIVAL. The rights and obligations of the parties hereto shall survive the term of the Executive's employment under this Agreement to the extent that any performance is required under this Agreement after the expiration of the Executive's employment.

      14.   MISCELLANEOUS.

            14.1 ENTIRE AGREEMENT. This Agreement and the Agreement and Plan dated as of September __, 1997 (the "Merger Agreement") among Nationwide, the Company and the Company's stockholders (including Executive) constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement and the Merger Agreement supersede all letters, memoranda and term sheets previously prepared in connection with the negotiations surrounding the execution of this Agreement and the Merger Agreement. The provisions of
Section 8 of this Agreement are cumulative with and in addition to the provisions of Section 13 of the Merger Agreement. All provisions of this Agreement and of the Merger Agreement shall be given full effect. No provision of the Merger Agreement shall be deemed to have been superseded by this Agreement and no provision of this Agreement shall be deemed to have been superseded by the Merger Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for Nationwide and the Nationwide Subsidiaries and otherwise except as expressly provided in this Agreement.

            14.2 NOTICES. Any notices permitted or required to be given under the terms of this Agreement shall be in writing and shall be deemed given if delivered to the party to be notified at the address specified below, by first class mail, overnight courier or fax with hard copy being sent by first class mail or overnight courier. Such notice shall be deemed received 24 hours after it is sent via fax (with receipt confirmed) or overnight courier. Any notice given in any other manner shall be effective only if and when received.

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
            The Executive:          Mary Evins
                                    2013 W. Anderson Lane
                                    Austin, Texas 78757
                                    Attention: Corporate Secretary
                                    Telephone No.: (512) 454-9561
                                    Facsimile No.:  (512) 483-9191

            The Company:            Evins Personnel Consultants, Inc.
                                    2013 W. Anderson Lane
                                    Austin, Texas 78757
                                    Attention: Corporate Secretary
                                    Telephone No.: (512) 454-9561
                                    Facsimile No.:  (512) 483-9191

            With a copy to:         Nationwide Staffing, Inc.
                                    600 Travis, Suite 6200
                                    Houston, Texas 77002
                                    Attention:  President


The address of any party may be changed by notice given in the manner provided in this Section 14.2.

            14.3 GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO CHOICE OF LAW OR CONFLICTS OF LAWS PRINCIPLES.

            14.4 WITHHOLDING. All payments required to be made by the Company under this Agreement to the Executive will be subject to the withholding of such amounts, if any, relating to federal, state and local taxes as may be required by law.

            14.5 PRESERVATION OF BUSINESS; FIDUCIARY RESPONSIBILITY. Throughout the term of the Executive's employment hereunder, the Executive shall use her best efforts to preserve the business and organization of the Company, Nationwide and the Nationwide Subsidiaries, to keep available to the Company, Nationwide and the Nationwide Subsidiaries the services of their employees and to preserve the business relations of the Company, Nationwide and the Nationwide Subsidiaries with suppliers, customers and others. The Executive shall not commit any act which would injure the Company, Nationwide or any of the Nationwide Subsidiaries. In addition, the

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Executive shall observe and fulfill proper standards of fiduciary responsibility attendant upon her service and office.

            14.6 SEVERABILITY. If a provision of this Agreement is declared unenforceable by a court of last resort, such provision shall be enforced to the greatest extent permitted by law, and such declaration shall not affect the validity of any other provision of this Agreement.

            14.7 REPRESENTATION BY SEPARATE COUNSEL. The Executive acknowledges that she has been advised to retain separate legal counsel to represent her interests under this Agreement and she has done so.

            14.8 AMENDMENTS AND WAIVERS. This Agreement may be amended only by a written instrument designated as an "amendment" to this Agreement and signed by the parties hereto, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the person specifically waiving such observance.

            14.9 MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall be deemed one instrument.

      Executed this the __th day of September, 1997.

                                    THE EXECUTIVE:


                                    By:________________________________________
                                                 MARY EVINS
                                               (Name Printed)


                                    THE COMPANY:

                                    Evins Personnel Consultants, Inc.


                                    By:________________________________________

                                       ________________________________________
                                          (Name Printed)      (Title)


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


JOINDER BY NATIONWIDE

Nationwide joins in this Agreement solely for the purpose of guaranteeing to Executive that the Salary, Benefits and Severance Payment, if any, will be paid and provided in accordance with the terms thereof.

                                    NATIONWIDE:

                                    Nationwide Staffing, Inc.


                                    By:________________________________________

                                       ________________________________________
                                          (Name Printed),    (Title)

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